Exhibit 10.26

Lease with Miller Properties

AGREEMENT OF LEASE
BY AND BETWEEN
22 LIGHT STREET, LLC.
and
On-Site Sourcing, Inc.
                                                                           PAGE

I         Summary of Key Terms                                              3
2         Term                                                              3
2.1.1     Original Term                                                     3
2.2       Surrender                                                         4
2.3       Holding Over                                                      4
3         Commencement Date                                                 4
4         Rent                                                              4
4.1.1     Base Rent                                                         4
4.1.2     Additional Rent                                                   4
4.1.3     Rental Abatement                                                  4
4.1.4     Real Estate Tax Base Year                                         4
4.1.5     Operating Costs Base Year                                         5
4.1.6     Payment of {Passthrough Expenses                                  5
4.1.7     Landlord's Right to Estimate                                      5
4.2       When due and payable                                              5
4.3       Where payable                                                     5
4.4       Advance Rent                                                      6
4.5       Security Deposit                                                  6
5         Use of Premises                                                   6
6         Tenant's Proportionate Share                                      6
7         Utilities                                                         6
8         Insurance and Indemnification                                     6
8.1       Increase in Risk                                                  6
8.2       Insurance to be maintained by                                     6
            Tenant
8.3       Insurance to be maintained by                                     6
            Landlord
8.4       Waiver of subrogation                                             7
8.5       Liability of parties                                              7
9         Improvements to Premises                                          7
9.1       By Landlord                                                       7
9.2       Acceptance of Possession                                          7
9.3       By Tenant                                                         7
9.4       Mechanics Liens                                                   7
9.5       Fixtures                                                          8
9.6       Materials Used                                                    8
10        Maintenance and Services                                          8
10.1      Janitorial and Trash Removal                                      8
10.2      Maintenance by Tenant                                             8
10.3      Maintenance by Landlord                                           8
11        Landlord's Right of Entry                                         8

12        Fire and other Casualties                                         8
12.1      General                                                           8
12.2      Substantial Destruction                                           8
12.3      Tenant's Negligence                                               9
13        Condemnation                                                      9
13.1      Right to Award                                                    9
13.2      Effect of Condemnation                                            9
14        Assignment & Subletting                                          10
15        Subordination; Attornment & Non- Disturbance                     10
15.1      Subordination                                                    10
15.2      Attornment & Non-Disturbance                                     10
16        Default                                                          10
16.1      Definition                                                       10
16.2      Notice to Tenant; Grace Period                                   11
16.3      Landlord's Right on Event of                                     11
            Default
16.4      Default by Landlord                                              12
17        Estoppel Certificate                                             12
18        Quiet Enjoyment                                                  13
19        Relocation Clause                                                13
20        Notices                                                          13
21        General                                                          13
21.1      Effectiveness                                                    13
21.2      Complete Understanding                                           13
21.3      Amendment                                                        13
21.4      Applicable Law                                                   13
21.5      Waiver                                                           13
21.6      Time of Essence                                                  13
21.7      Headings                                                         13
21.8      Definitions                                                      13
21.9      Exhibits                                                         14
21.10     Severability                                                     14
21.11     Definition of "the Tenant"                                       14
22        Deliveries                                                       14
23        Expansion Options                                                14
24        Miscellaneous                                                    14
          Signature Page                                                   15

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (hereinafter referred to as "this Lease"), made this {@L day of August,

1997, by and between 22 Light Street, {LLC, a Limited Liability Company organized and existing under the law of Maryland having an address at 31 Light Street (hereinafter referred to as "the Landlord"), and On-Site Sourcing, Inc., existing under the law of Delaware having a primary address at 1111 North 19th Street Arlington VA(hereinafter referred to as "the Tenant"),

{WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord all of that real property in Baltimore City, Maryland, which consists of the space containing approximately 5,079 rentable square feet of floor area shown outlined on a plat attached hereto as Exhibit A (hereinafter referred to as "the Premises") and located in a building (hereinafter referred to as "the Building") at 22 Light Street in Baltimore, Maryland, on a tract of land (hereinafter referred to as "the Land") and any other buildings or improvements thereon being hereinafter referred to collectively as "the Property"),

SUBJECT TO THE OPERATION AND EFFECT of any and all instruments and matters of record or in fact, UPON T14E TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

Section 1. Summary of Key Terms

a) Landlord:     22 Light Street, LLC

b) Tenant:       On-Site Sourcing, Inc.

c) Premises:     Suite 200 of 22 Light Street, containing approximately 5,079 rentable square feet

d) Term:         10 Years, 4 Months beginning on October 15, 1997

e) Base Rental Rate: $15.00 per rentable square foot

f) Rental Concession: Tenant will be responsible for rental payments during Year I based on 3,500 rentable square feet. Commencing on Year 2, Tenant will pay rental based on its square footage of 5,079 rentable square feet for the remainder of the lease term.

g) Tenant's Operating Costs Percentage: II. I%

h) Annual Base Rental Increase: 3% annual increase

i) Tenant Improvement: Landlord will build out space as stipulated in Section
9.1 and Exhibit A.

j) Security Deposit: I month rent equalling $6,348.75

k) Advance Rent: I month equalling $4,375.00

1) Real Estate Tax Base Year: 1998

m) Operating Expense Base Year: 1998

n) Utilities: Directly metered and/or billed to Tenant

o) Rental Abatement: The initial two and one half months of the lease term October 15, 1997 -December 31, 1997) shall be rent free plus January and February of 1999 shall be rent free.

Section 2. Term.

2. 1. Length.

2.1.1. Original Term This Lease shall be for a term (hereinafter referred to as the ("OriginalTerm) (a) commencing on October 15, 1997, (hereinafter referred to as the "Commencement Date" and (b)terminating at 11:59 o'clock P.M., local time, on the day immediately preceding the tenth (10th) year fourth (4th)

month anniversary of the first (1st) day of the first (1st) full calendar month during the Term (hereinafter referred to as the ("Termination Date"). Such termination date is February 14, 2007.

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

2.2. Surrender. 'Me Tenant shall at its expense, at the expiration of the Term or any earlier termination of this Lease, (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which, under the provisions of Section 5, are owned by the landlord) in good order and repair damages reasonably beyond the Tenant's control and ordinary wear and tear excepted) and broom clean, {(b) remove therefrom the Tenant's signs, goods and effects and any machinery, trade fixtures and equipment which are used in conducting the Tenant's trade or business and are not owned by the Landlord, and {(c) repair any substantial damage to the Premises or the Building caused by such removal.

2.3. Holding over. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease without having obtained the Landlord's express, written consent thereto, then without altering or impairing any of the Landlord's rights under this Lease or applicable law,
(a) the Tenant hereby agrees to pay to the Landlord immediately on demand by the Landlord, as Rent for the Premises, for each calendar month or portion thereof after such expiration of the Term or such earlier termination of this Lease, as aforesaid, until the Tenant surrenders possession of the Premises to the Landlord, a sum equaling one hundred twenty-five percent (125%) of the amount of the monthly Base Rent and Additional Rent which would have been due and payable under the provisions of the Lease and {(b) the Tenant shall surrender possession of the Premises to the Landlord immediately on the Landlord's having demanded the same. Nothing in the provisions of this Lease shall be deemed in any way to give the Tenant any right to remain in possession of the Premises after such expiration or termination, regardless of whether the Tenant has paid any such Rent to the Landlord.

Section 3. Commencement Date.

3.1 The Commencement Date is October 15, 1997. In the event this lease is executed later than August 15, 1997, then the commencement date may be extended, at Landlord's sole option, on a day by day basis whereas the Premises will be ready for occupancy 60 days after lease execution. In the event the Premises is not ready for occupancy within 60 days after lease execution, then Landlord will use commercially reasonable efforts to complete the tenant improvements as expeditiously as possible thereafter.

Section 4. Base Rental Rate.

4.1. Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"),the Tenant shall pay to the Landlord all of the following:

4.1.1. Base Rent. An annual base rent (hereinafter referred to as "the Base Rent") which

(a) the base rental rate for the initial 12 months of the Lease Term commencing on October 15, 1997 through October 14, 1998 is $15.00 per rentable square foot. The rental rate shall increase 3% annually during the course of the lease term.

(b) the Tenant will pay rental for Year I of the lease based on 3,500 rentable square feet. The Year I annual payment is $52,500. Commencing in Year 2, the tenant will pay rental based on 5,079 rentable square feet.

(c) for the initial Lease Year I Commencing October 15, 1997 through October 14, 1998 during the Original Term, is in the sum of $52,500. If the Term commences on a day other than the first (1st) day of a calendar month), for the initial Lease Year Tenant shall pay one three-hundred sixty-fifth (1/365) of such sum for each day of such calendar month falling within the Term; and

(d) for each Lease Year thereafter during the Term, the rental rate shall increase in a sum equaling a 3% annual increase to the Base Rental Rate as compared to the previous years rental rate. For instance, the initial lease year rental rate is $15.00 per rentable square foot, the second lease year rental rate shall increase by 3% to SI 5.45 per rentable square foot ($15.00 {x 1.03%), the third lease year shall increase to $15.91(15.45 {x 1.03%) per rentable square foot and so on.

(e the rental payment for Year 2 commencing on October 15, 1997 to October 14, 1998 is $78,470.55 (5,079 rentable square feet {x $15.45). 'Me annual rental payment shall increase by 3% per yearthereafter.

4.1.2.    Additional Rent. Additional rent (hereinafter referred to as

"Additional Rent") in the amount of any payment referred to as such in any provision of this Lease which accrues while this Lease is in effect (which Additional Rent shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under any of the provisions of this Lease, other than the Base Rent).

4.1.3. Rental Abatement. The initial two and one half months of the lease term shall be rent free and January, 1999 and February 1999 shall be rent free.

4.1.4. Real Estate Tax Base Year. Tenant covenants and agrees to pay to the Landlord, in addition to the Base Rent hereinabove provided, its proportionate share of any increase in real estate taxes and other assessments levied on the Premises and Improvements during the term of the Lease, or any renewal thereof, in excess of the real estate taxes levied against the building for tax year July 1, 1997 to June 30, 1998. Landlord shall furnish to Tenant a copy of each bill for taxes or other assessments which Tenant is required to pay. Tenant shall pay to Landlord, any sums due hereunder on demand and Landlord shall pay the taxes directly to the taxing authority. Tenant shall have the right, at its own expense, to protest any assessment increase upon the demised Premises. Tenant shall make any such protest in Landlord's name and Landlord will cooperate with Tenant in making and completing such protests. For calculation purposes, Base Year Real Estate Taxes shall reflect a fully assessed building.

4.1.5 Operating- Costs base Year: Tenant covenants and agrees to pay as additional rent during the term of this Lease (and any renewal) its proportionate share of the costs and expenses incurred by Landlord in connection with the operation and maintenance of the Premises, Building and the Property (hereinafter "Operating Costs") over an actual amount for Operating Costs for calendar year 1998. The foregoing Operating Costs shall be limited to those costs and expenses incurred by Landlord in (a) janitorial services (b) building insurance (c) property management fees (d) fire protection and fire system monitoring (e) common area lighting (f) water and sewer service (g) elevator service (h) trash removal (i) security system operation j) changes or fees for governmental permits (k) premiums for hazard, liability, worker's compensation or similar insurance upon any or all of the Property and (1) the cost of any other items which, under generally accepted accounting principals consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the {Prope-ty and shall exclude costs associated with the renovation of the Property including but not necessarily limited to the roof, structural supports and facade.

4.1.6 Payment of Passthrouph Expenses After the end of each calendar year during the Term, the Landlord shall compute the total of the Operating Costs incurred for all of the Property during such calendar year, and shall compare Operating Costs to that of the Base year Operating Costs. In the event the Operating Costs for any given year exceed the Operating Costs of the Base Year then Tenant will pay to Landlord the difference, based on its proportionate share of space leased. Such difference shall be paid to Landlord within thirty (30) days after demand by the Landlord. Such demand will be provided in accordance with Lease
Section 20 and accompanied by a statement setting forth such Operating Costs and itemized Building expense statements for the Base Year and year(s) for which Tenant is being billed.

4.1.7. Landlord's right to estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding, the Landlord may, at its discretion, (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under such provisions for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) at the Landlord's reasonable discretion, increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, provided in accordance with Lease
Section 19 accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Costs, as so estimated. In such event, the Landlord shall cause the actual amount of such Additional Rent to be computed and certified to the Tenant within 120 days after the end of such calendar year, and the Tenant or the Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or overpayment therein, as the case may be.

4.2. When due and payable.

4.2.1. The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year. For instance, the annual rental payments for the first year of the lease is $52,500; therefore, rental payments for year one will be payable in 12 equal monthly payments of $4,375 on the first day of each calendar month.

4.2.2. Any Additional Rent accruing under any provision of this Lease shall, except as is otherwise set forth herein, be due and payable when the installment of the Base Rent next falling due after such Additional Rent accrues becomes due and payable.

4.2.3. Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without demand. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

4,3. Where Payable. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord's address which is 31 Light Street, Suite 200, Baltimore, Maryland 21202 set forth hereinabove, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant.

4.4 Advance Rent Upon execution of this lease, Tenant agrees to pay to Landlord one (1) month of advance rent in the amount of $4,375.00. Such advance rent shall be applied towards rental payments for January,1998.

4.5 {Security Deposit Upon execution of the lease, tenant agrees to pay to Landlord a security deposit in the amount of $6,348.75

Section 5. Use of Premises.

5.1. The Tenant shall, throughout the Term, occupy and use the Premises for and only for general office purposes and general photo copying services.

5.2. In its use of the Premises and the remainder of the Property, the Tenant shall not violate any applicable law, ordinance or regulation, and shall comply with all applicable laws relating to its specific occupancy and use of the Premises.

Section 6. Tenant's Proportionate Share
For calculation purposes, the Tenant's proportionate share of office space leased is 1 1.7% of the entire office area. Such determination is calculated based on Tenant's rentable square footage (5,079 square feet) divided by the total rentable square footage of office space on floors 2-6 which is 43,320 square feet.

Section 7. Utilities

a) Tenant shall pay all costs of electricity, gas, power, telephone and other utilities used or consumed on their premises located within Tenant's suite of 22 Light Street, and there shall be no obligation of the Landlord to furnish same. Notwithstanding the aforegoing, Tenant agrees to maintain sufficient heat within the Premises so that the sprinkler system remains in operation at all times. The Landlord may have Tenant's premises separately metered.

In the event the above utilities are not separately metered and/or billed, Tenant shall pay its proportionate share of said utilities based on an allocation to be made by the Landlord in the exercise of reasonable judgement.

b) Landlord shall, under no circumstances, be liable to Tenant, in damages or otherwise, for any interruption in the service of water, electricity, gas, heating, air-conditioning or other utilities or services caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control.

Section 8. Insurance and indemnification.

8.1. Increase in risk. The Tenant (a) shall not do or permit to be done any act or thing as a result of which either (1) any policy of insurance of any kind covering (1) any or all of the Property or (2) any liability of the Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder be made greater; and (b) shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant, within ten (10) days after the Landlord notifies the Tenant in writing of such increase.

8.2.       Insurance to be maintained by Tenant

8.2.1. The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, officers, subtenants, invitees, visitors and guests, under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time, but in any event of not less than (a) Two Million Dollars ($2,000,000) for bodily injury to or death of any person or persons and damage to property. Each such policy shall (a) name Tenant as the insured thereunder and the Landlord (and, at the Landlord's request, any mortgagee), as additional insureds, (b) by its terms, be considered primary and non-contributory with respect to any other insurance carried by the Landlord or its successors and assigns, (c) by its terms, be cancelable only on at least thirty (30) days' prior written notice to the Landlord (and, at the Landlord's request, any such Mortgagee), and (d) be issued by an insurer of recognized responsibility licensed to issue such policy in Maryland.

8.2.2. (a) At least five (5) days before the Commencement Date, the Tenant shall deliver to the Landlord a certificate of such policy and (b) at least thirty (30) days before any such policy expires, the Tenant shall deliver to the Landlord a certificate of a replacement policy therefor; provided, that so long as such insurance is otherwise in accordance with the provisions of this Section, the Tenant may carry any such insurance under a blanket policy covering the Premises for the risks and in the minimum amounts specified in paragraph 8.2.1, in which event the Tenant shall deliver to the Landlord two (2) insurer's certificates therefor in lieu of an original or a copy thereof, as aforesaid.

8.3. Insurance to be maintained by Landlord. The Landlord shall maintain throughout the Term all-risk fire and extended coverage insurance upon the Building, in at least such minimum amounts and having at least such forms of coverage as are required from time to time by the Landlord's lender. The cost of the premiums for such insurance and of each endorsement thereto shall be deemed, for purposes of the provisions of
Section 4.1.4., to be a cost of operating and maintaining the Property.

8.4. Waiver of subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss or damage, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss or damage, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act Or omission of the other party, its agents or employees; provided, that such release shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies. In the event Landlord is unable to have a Waiver of Subrogation clause in its policy, then neither Landlord nor Tenant will be obligated to have such clause in its policy.

8.5. Liability of parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 8.4,

8.5.1. the Landlord (a) shall be responsible for, and shall defend, indemnify and hold harmless the Tenant against and from any and all liability or claim of liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the negligent or intentionally tortious act or omission of the Landlord or its agents, officers or employees, but {(b) shall not be responsible for or be obligated to defend, indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the {'3roperty (including the Premises), (i) by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or {(ii) because of fire, windstorm, act of God or other cause unless proximately caused by such negligent or intentionally tortious act or omission of the Landlord, as aforesaid; and

8.5.2. excluding those situations in which the Landlord is obligated to indemnify and hold harmless the Tenant under the provisions of paragraph 8.5.1, the Tenant shall be responsible for, and shall defend, indemnify and hold harmless the Landlord against and from, any and all liability or claim of liability arising out of(a) the use, occupancy, conduct, operation or management of the Premises during the Term, or {(b) any work or thing whatsoever done or not done on the Premises during the Term, or {(c) any breach or default by the Tenant in performing any of its obligations under the provisions of this Lease or applicable law, or (d) any negligent, intentionally tortious or other act or omission of the Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees during the Term, or (e) any injury to or death of any person or damage to any property occurring on the Premises during the Term.

Section 9. Improvements to Premises.

9.1. By Landlord.

Landlord, at its cost, will buildout the Premises with building standard material and within the specifications as outlined in Exhibit A.

9.2. Acceptance of Possession. Except for (a) latent defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same when the Landlord delivers possession of the Premises to the Tenant, and {(b) any other item of incomplete work set forth on a "punch list" {prepared by the Tenant and approved in writing by the Landlord before such delivery of possession, by its assumption of possession of the Premises the Tenant shall for all purposes of the provisions of this Lease be deemed to have accepted them and to have acknowledged them to be in the condition called for hereunder.

9.3. By Tenant. The Tenant shall not make any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto and to the identity of the contractor or other person who would make the same which, in the case of non-structural alterations, additions and improvements only, shall not unreasonably be withheld. If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof, and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant thereof or other person.

9.4. Mechanics' liens. The Tenant shall (a) immediately after it is filed or claimed, have released by bonding or otherwise any mechanics', materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of this Lease), or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and {(b) defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense including, by way of example rather than of limitation, that of reasonable attorneys' fees incurred by the Landlord on account of any such lien or claim.


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

9.5. Fixtures. Any and all improvements, repairs, alterations and all other property attached to or otherwise installed as a fixture within the Premises by the Landlord or the Tenant shall, immediately on the completion of their installation, become the Landlord's property without payment therefor by the Landlord, except that any machinery, equipment or fixtures installed by the Tenant at no expense to the Landlord and used in the conduct of the Tenant's trade or business rather than to service the Premises or any of the remainder of the Building or the Property generally shall remain the Tenant's property, and shall be removed by the Tenant at the end of the Term.

9.6. Materials Used Any improvements made to the Premises by either party hereto shall be made only in a good and workmanlike manner, using new, first-class materials.

Section 10. Maintenance and Services.

10.1.    Janitorial and Trash Removal.

IO. 1. 1. The Landlord shall provide janitorial service and trash removal service. Landlord shall strip the production area floor on a quarterly basis. Tenant will be responsible for the cost of its trash dumpster.

10.2. Maintenance by Tenant. The Tenant shall maintain the {nonstructural parts of the interior of the Premises in good repair and condition, ordinary wear and tear excepted. Tenant shall also be responsible for the care and cleaning of its production room floor.

10.3. Maintenance by Landlord. The Landlord shall {furnish, supply and maintain in good order and repair (a) the roof, structure and remainder of the exterior of the Building, {(b) any and all hallways, stairways, lobbies, elevators, sanitary sewer and water lines and facilities, {restroom facilities, grounds, sidewalks (including the removal of snow from such sidewalks), {(c) the plumbing, electrical and HVAC systems within the Building including the Premises and other common areas, all if located within the Building or the rest of the Property but not within the Premises unless stated otherwise in the Lease, all at the Landlord's expense except for so much of such expense as is to be borne by the Tenant under the provisions of Section 4.1.5. or any other provision of this Lease.

Section I 1. Landlord's right of entry.

With reasonable notice except in the case of bona fide emergencies the Landlord and its agents shall be entitled to enter the Premises at any time during the Tenant's business hours and at any other reasonable time (a) to inspect the Premises, {(b) to exhibit the Premises to any existing or prospective purchaser, tenant or Mortgagee thereof, {(c) to make any alterations improvement or repair to the Building or the Premises, or {(d) for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord use reasonable efforts to avoid thereby interfering more than is reasonably necessary with the Tenant's use and enjoyment thereof.

Section 12. Fire and other casualties.

12.1. General. If the Premises are damaged by fire or other casualty during the Term,

12.1.1. the Landlord shall restore the Premises with reasonable promptness taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, but in any event within one hundred eighty (I 80) days after the date of such casualty to substantially the condition of the Premises immediately before such casualty, and may temporarily enter and possess any or all of the Premises for such purpose provided, that the Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by the Tenant, but

12.1.2. the times for commencement and completion of any such restoration shall be extended for the period not longer than sixty (60) days of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 9. 1. If the Landlord undertakes to restore the Premises and such restoration is not accomplished within the said period of one hundred eighty (180) days plus the period of any extension thereof, as aforesaid, the Tenant may terminate this Lease by giving written notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and 12.1.3. so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any Additional Rent payable under the provisions of subsection 4.1.4 shall be abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 5, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation.

12.2. Substantial destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding,

12.2.1. if during the Term the Building is so damaged by fire or other casualty that (a)either the

Premises or (whether or not the Premises are damaged) the Building are rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or {(b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, or if any Mortgagee requires that any or all of such insurance proceeds be used to retire any or all of the debt secured by its Mortgage, then in any such case the Landlord may elect to terminate this Lease as of the date of such casualty, by giving written notice thereof to the Tenant within thirty (30) days after such date; and

12.2.2. in such event, (a) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent payable by the Tenant hereunder and accrued through the date of such termination, (b) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such termination, and (c) the Landlord may enter upon and repossess the Premises without further notice.

12.3. Tenant's negligence. Anything contained in any provision of this Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or both are caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees, (a) the Rent shall not be suspended or apportioned as aforesaid, and (b) except if and to the extent that the Tenant is released from liability therefor pursuant to the provisions of subsection 8.4, the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (i) any repairs and restoration made or to be made as a result of such damage.

Section 13. Condemnation.

13.1. Right to award.

13.1.1. If any or all of the Premises or the remainder of the Property are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such conveyance, without deduction therefrom for any {leasehold or other estate or right held by the Tenant under this Lease.

13.1.2. The Tenant hereby (a) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award; {(b) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (i) the value of the then- unexpired portion of the Term, (ii) {leasehold damages, and (iii) any damage to or diminution of the value of the Tenant's {leasehold interest hereunder or any portion of the Premises not covered by such Condemnation and
(c) agrees to execute any and all further documents which may be required to facilitate the Landlord's collection of any and all such awards.

13.1.3. Subject to the operation and effect of the foregoing provisions of this Section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of any Condemnation of any or all of the Premises, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

13.2.     Effect of Condemnation.

13.2. 1. If (a) all of the Premises are covered by a Condemnation, or {(b) any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or {(c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, or {(d) any of the rest of the Property is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to continue to operate the remainder of the Property thereafter, then, in any such event, the Term shall terminate on the date on which possession of so much of the Premises, the Building or the rest of the Property, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Additional Rent payable under the provisions of subsection 4.1.4, taxes and other charges payable hereunder shall be apportioned and paid to such date.

13.2.2. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent and any Additional Rent payable under the provisions of subsection 4.1.4 shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

13.3. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, {(b) diminution in the Tenant's ability to use the Premises, or {(c) other injury or damage sustained by the Tenant as a result of such Condemnation.

13.4. Except for any separate proceeding brought by the Tenant under the provisions of paragraph 13.1.3, the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right which it otherwise has to participate therein.

Section 14. {Assignment and subletting.

a) Tenant shall not assign its interest in nor sublet the Premises in whole or in part without the Landlord's prior written consent first had and obtained, which consent shall not be unreasonably withheld. In the event the Premises are sublet or assigned, Tenant shall continue to be and remain liable to the Landlord for the performance of all it its obligations, covenants and conditions of this Lease, notwithstanding the fact that the assignment or subletting is made with the Landlord's consent. Any assignment or sale under execution or other legal process or by virtue of bankruptcy or insolvency not in the ordinary course of business, or the appointment of a trustee or a receiver, voluntarily or involuntarily, by operation of law or otherwise, shall be deemed an assignment within the meaning of this section. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or any of its rights hereunder or sublease any or all of the Premises to any subsidiary, affiliate or related company of the Tenant without the consent of the Landlord.

{b) Tenant shall pay to Landlord, all reasonable costs and expenses, including reasonable attorney's fees incurred by Landlord, in connection with any subleasing of the Premises or any part thereof or any assignment of this Lease by the Tenant, such subletting or assignment being subject to the prior written consent of the Landlord as {hereinabove provided. In the event Landlord gives Tenant consent for subleasing of the Premises or assignment of this Lease, that consent shall not be considered as consent to any future assignment or subletting.

{c) In the event Tenant assigns this Lease or any of its rights hereunder or subleases any or all of the Premises, and Landlord consents to such assignment or sublease, Tenant shall furnish to Landlord as part of said consent request the proposed terms of the assignment of sublease. In the event that the amount of base rent received by Tenant as Sublessor or Assignor is greater than the Base Rent paid by Tenant under Section 4 hereunder, such amount above the base rental payments and additional rent shall be shared equally between Landlord and Tenant after deducting any marketing or Tenant Improvement costs incurred by Tenant. Such sum is due Landlord (1) in the event of a sum paid Tenant for its rights under this Lease, immediately at the commencement of such assignment of sublease; or (2) payable monthly on the same date the Base Rent under this Lease is due.

Section 15. Subordination; attornment and non-disturbance.

15.1. Subordination. This Lease shall be subject and subordinate to the lien, operation and effect of each mortgage, deed of trust, ground lease and/or other, similar instrument of encumbrance now or at any time hereafter during the Term covering any or all of the Premises or the remainder of the Property and each renewal, modification, consolidation, replacement or extension thereof (each of which is herein referred to as a "Mortgage"), all auto-matically and without the necessity of any action by either party hereto.

15.2. {Attornment and non-disturbance. The Tenant shall, promptly after receipt of written notice provided in accordance with Lease Section 19 containing the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"), execute, seal, acknowledge and deliver such further instrument or instruments

15.2.1. evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and

15.2.2. at such Mortgagee's request attorning to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust or termination of any such ground lease take no action to interfere with the Tenant's rights hereunder, except on the occurrence of an Event of Default.

15.3. Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the said County, and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had, were this Lease executed and delivered before the execution of such Mortgage.

Section 16. Default.

16.1. Definition: As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

16.1.1. If the Tenant fails to (a) pay any Rent or any other sum which it is obligated to pay by any provision of this Lease, when and as due and payable hereunder and without demand therefor, or {(b) perform any of its other obligations under the provisions of this Lease; or 16.1.2. if the Tenant (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law,
(e) performs any other act of bankruptcy, or (f) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

16.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or {(b) there otherwise commences as to {the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after any stay thereof expires; or

16.2. Notice to Tenant; grace period. Anything contained in the provisions of this Section to the contrary notwithstanding, on the occurrence of an Event of Default the Landlord shall not exercise any right or remedy on account thereof which it holds under any provision of this Lease or applicable law unless and until

16.2.1. the Landlord has given written notice thereof to the Tenant, and

16.2.2. the Tenant has failed, (a) if such Event of Default consists of a failure to pay money, within ten (1O) days thereafter to pay all of such money, or (b) if such Event of Default consists of something other than a failure to pay money, within thirty (30) days thereafter to cure such Event of Default or, if and only if such Event of Default is not reasonably curable within such period of thirty (30) days, to proceed within such period actively, diligently and in good faith to begin to cure such Event of Default and to continue thereafter to do so until it is fully cured.

16.2.3. No such notice shall be required to be given, and even if the Landlord gives such notice the Tenant shall be entitled to no such grace period, (i) in any emergency situation in which, in the Landlord's reasonable judgment, it is necessary for the Landlord to act to cure such Event of Default without giving such notice, or (ii) more than twice during any twelve (12) month period.

16.3.     Landord's rights on Event of Default.

16.3.1. On the occurrence of any Event of Default ,the Landord may subject to the operation and effect of the provisions of subsection 16.2 take any or all of the following actions:

(a) reenter and repossess any or all of the Premises and any or all improvements thereon and additions thereto; and/or

(b) terminate this Lease by giving written notice of such termination to the Tenant, which termination shall be effective as of the date of such notice or any later date therefor specified by the Landlord therein provided, {that without limiting the generality of the foregoing provisions of this subparagraph
16.3. 1(c), the Landlord shall not be deemed to have accepted any abandonment or surrender by the Tenant of any or all of the Premises or the Tenant's leasehold estate under this Lease unless the Landlord has so advised the Tenant expressly and in writing, regardless of whether the Landlord has reentered or relet any or all of the Premises or exercised any or all of the Landlord's other rights under the provisions of this Section or applicable law; and/or

(c) in the Landlord's own name but either (i) as agent for the Tenant, if this Lease has not then been terminated, or (ii) on the Landlord's own behalf, if this Lease has then been terminated, relet any or all of the Premises with or without any additional premises, for any or all of the remainder of the Term or, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to the Landlord in its sole and absolute discretion including, by way of example rather than of limitation, the alteration of any or all of the Premises in any manner which, in the Landlord's judgment, is necessary or desirable as a condition to or otherwise in connection with such reletting, and the allowance of one or more concessions or "free-rent" or reduced-rent periods, and collect and receive the rents therefor. Anything contained in the provisions of this Lease or applicable law to the contrary notwithstanding, (1) the Landlord shall not have any duty or obligation to {relet any or all of the Premises as the result of any Event of Default, or any liability to the Tenant or any other person for any failure to do so or to collect any rent or other sum due from any such reletting;

(ii) the Tenant shall have no right in or to any surplus which may be derived by the Landlord from any such {reletting, in the event that the proceeds of such {reletting exceed any Rent, installment thereof or other sum owed by the Tenant to the Landlord hereunder; and, (iii) the Tenant's liability hereunder shall not be diminished or affected by any such failure to relet or the giving of any such initial or other concessions or "free-rent" or reduced rent period in the event of any such reletting. In such event, the Tenant shall pay to the Landlord, at the times and in the manner specified by the provisions of Section 2, both (i) the installments of the Base Rent and any Additional Rent accruing during such remainder or, if this Lease has then been terminated, damages equaling the respective amounts of such installments of the Base Rent and any Additional Rent which would have accrued during such remainder, had this Lease not been terminated, less any monies received by the Landlord with respect to such remainder from such reletting of any or all of the Premises, plus {(ii) the cost to the Landlord of any such reletting (including, by way of example rather than of limitation, any attorneys' fees, leasing or brokerage commissions, repair or improvement expenses and the expense of any other actions taken in connection with such reletting), plus (iii) any other sums for which the Tenant is liable under the provisions of paragraph 16.3 and the Tenant hereby waives any and all rights which it may have under applicable law, the exercise of which would be inconsistent with the foregoing provisions of this subparagraph 16.3.I(d); and/or

(d)       cure such Event of Default in any other manner; and/or

(e) pursue any combination of such remedies and/or any other right or remedy available to the Landlord on account of such Event of Default under this Lease and/or at law or in equity.

(f) collect entire amount of rent due for the remainder of the lease term at time of default.

16.3.2. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve the Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Premises are relet); accordingly, in any such event the Tenant shall pay to the Landlord the Rent and all other charges required to be paid by Tenant up to the time of such event, and thereafter

(a) at any time after the expiration or termination of this Lease pursuant to this Section 16, in lieu of collecting any further monthly installments, as aforesaid, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, on demand, damages computed in the manner set forth in clause (i) of subparagraph 16.3.2(b), minus the amount of any such monthly installments previously recovered from the Tenant; and

(b) in the case of any Event of Default under the provisions of paragraphs
16.1.2 or 16.1.3, the Landlord shall immediately and automatically, without the necessity of notice or other action by the Landlord, become entitled to recover from the Tenant as damages for such breach, in addition to any damages or other payments becoming due from the Tenant under any other provision of this Lease, an amount equaling the difference between the Base Rent and the Additional Rent reserved in this Lease from the date of such breach to the date of the expiration of the Term and the then-fair and reasonable rental value of the Premises for the same period. Such damages shall become due and payable to the Landlord immediately upon the occurrence of such Event of Default and without regard to whether or, if so, how this Lease is terminated.

16.3.3. Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this Lease, as a result of an Event of Default or otherwise.

16.4. Default by Landlord. If the Landlord violates any of its obligations under the provisions of this Lease, the Tenant may (subject to the operation and effect of the provisions of paragraph 4.2.3, requiring the Tenant to pay all Rent when due, without deduction or set-off whatsoever) exercise any right or remedy which it holds on account thereof hereunder, at law or in equity; provided, that if any or all of the Premises is then subject to any first Mortgage, the Tenant shall not exercise any of its rights or remedies on account thereof unless and until it has given written notice of its intention to do so, by certified or registered mail, return receipt requested, to the Mortgagee under such first Mortgage, specifying therein the nature of such default in reasonable detail, and unless such Mortgagee has not cured such default on the Landlord's behalf within thirty (30) days after such notice is given.

See Rider 8

Section 17. Estoppel certificate.

The Tenant shall from time to time, within ten (10) days after being requested to do so by written notice provided in accordance with Lease Section 19, by the Landlord or any Mortgagee, execute, enseal, acknowledge and deliver to the Landlord or, at the Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises, the Property, any interest therein or any of the Landlord's rights under this Lease an instrument in recordable form,

17.1. certifying (a) that this Lease is unmodified and in full force and effect or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification;

(b) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (d) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced; (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder and, if so, specifying the nature of each such default; and (f) as to any other fact or condition reasonably requested by the Landlord or such other addressee; and

17.2. acknowledging and agreeing that any statement contained in such certificate may be relied upon by the Landlord and any such other addressee.

Section 18. Quiet enjoyment.

The Landlord hereby covenants that the Tenant, on paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the Term, (a) the Premises, and {(b) such rights as the Tenant may hold hereunder with respect to the remainder of the Property. Nothing in the provisions of this Lease shall be deemed to impose upon the Landlord any liability on account of any act or failure to act by any person other than the Landlord or, where expressly so provided herein, the Landlord's agents and employees.

Section 19. Intentionally Omitted

Section 20. Notices.

Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be (a) in writing, and
(b) deemed to have been provided (i)(1) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, or (2) thy next business day after having been deposited in time for delivery by such service on such business day with Federal Express or another national courier service, or (3) if such party's receipt thereof is acknowledged in writing upon having been sent by {telefax or another means of immediate electronic communication, in each case to the address of such party set forth hereinabove or to such other address in the United States of America as such party may designate from time to time by notice to each other party hereto, or (ii) upon being given by hand or other actual delivery with a written acknowledgement of receipt to such party. See Rider 14

Section 21. General.

21.1. Effectiveness. This Lease shall become effective upon and only upon its execution and delivery by each party hereto.

21.2. Complete understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior written or oral negotiations, representations, warranties, statements or agreements between the parties hereto as to the same. No inducements, representations, understandings or agreements have been made or relied upon in the making of this Lease, except those specifically set forth in the provisions of this Lease. Neither party hereto has any right to rely on any other prior or contemporaneous representation made by anyone concerning this Lease which is not set forth herein.

21.3. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

21.4. Applicable law. This Lease shall be given effect and construed by application of the law of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, that if such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Maryland or any successor federal court having original jurisdiction.

21.5. Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Without limiting the generality of the foregoing, no action taken or not taken by the Landlord under the provisions of this Section or any other provision of this Lease including, by way of example rather than of limitation, the Landlord's acceptance of the payment of Rent after the occurrence of any Event of Default shall operate as a waiver of any right to be paid a late charge or of any other right or remedy which the Landlord would otherwise have against the Tenant on account of such Event of Default under the provisions of this Lease or applicable law the Tenant hereby acknowledging that, in the interest of maintenance of good relations between the Landlord and the Tenant, there may be instances in which the Landlord chooses not immediately to exercise some or all of its rights on the occurrence of an Event of Default.

21.6. Time of essence. Time shall be of the essence of this Lease.

21.7. Headings. The headings of the Sections, subsections, paragraphs and {subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

21.8. Definitions. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease.

21.9. Exhibits. Each writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof

21.10. Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

21.1 1. Definition of "the Tenant". As used herein, the term "the Tenant" means each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 1O. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for performing the Tenant's obligations hereunder.

Section 22. Deliveries. Tenant agrees to use the freight elevator located on the north side of the building for all of its paper good deliveries.

Section 23. Expansion Option. Tenant is granted a Right of First Refusal for the remaining space as outlined in Exhibit B. In this event, Landlord agrees to notify Furman Wood of the potential leaseup of the remaining space on the second floor of 22 Light Street. In the event Tenant is interested in leasing the remaining space on the second floor, then Furman Wood must notify Landlord within 5 business days, via certified mail, of its intent to lease the space at its current terms as stipulated in this lease. As far as buildout is concerned, Landlord will fully buildout the additional space if the space is leased by Tenant no later than January 1, 2001.

Section 24. Miscellaneous. From time to time, the Tenant may seek to refinance the certain obligations of the Tenant existing as of the date hereof. In this regard, Tenant may ask a lender or lenders (the "Lenders") to provide refinancing for the Tenant, which refinancing may be secured, among other things, all of Tenant's equipment set forth in Exhibit {C attached hereto, together with all accessions to, products of and proceeds thereof (collectively the "Collateral"). Future Landlord's waiver shall not be unreasonably withheld for pieces of equipment which cost in excess of $50,000.
Any Landlord's lien, right of distraint or levy or security interest which the Landlord may now or hereafter acquire in any of the Collateral for unpaid rent or otherwise, whether by virtue of a lease, landlord-tenant relationship, statue or otherwise shall be subordinated Collateral now or hereafter held by the Lenders.

(Signature page follows on page 15)

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS or ATTEST:

                                     (SEAL)


/s/ Anthony Kopsidas, Executive Vice President
On-Site Sourcing Inc.
By:                                   (SEAL
Landlord
/s/ Ira J. Miller
Managing Member
22 Light Street, LLC

As condition to entering into this Lease Agreement, On-Site Sourcing, Inc. has agreed to guarantee the full and timely payment of all monies due to Landlord as stipulated in this Lease.



STATE OF       Maryland
CITY/COUNT OF              I HEREBY CERTIFY that on this 22,day of August 1997,
before me the undersigned officer, personally appeared who acknowledged himself/herself to be the VP Finance of On-Site Sourcing, Inc., and that he, in such capacity, being authorized to executed the foregoing instrument for the purposes therein contained, by signing his/her name as Joseph Sciacca of On-Site Sourcing, Inc.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

Andra Touloumes

Notary Public
My Commission expires:

                      FIRST AMENDMENT TO AGREEMENT OF LEASE

THIS {FIR$T AMENDMENT TO AGREEMENT OF LEASE ("Amendment") is made as of February 12th 1998 by and between 22 LIGHT STREET, {LLC A Maryland Limited

Liability Company (the "Landlord") and On-Site Sourcing, Inc. and each of their successors and assigns ("Tenant").

RECITAILS

R.1. By that Agreement of Lease dated August 25, 1997 (the "Original Lease"), the Landlord leased to the Tenant and the Tenant leased from the Landlord certain space in a building with an address at 22 Light Street, Baltimore, Maryland ("Building"). Terms defined in the Original Lease have the same meaning in this Amendment, unless otherwise noted.

R.2. Landlord and Tenant desire to amend the terms and conditions of the Original Lease to reflect an expansion of the Premises on the second floor of the Building.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

I .     Recitals. All of the above-referenced Recitals are incorporated into and made a substantive part hereof.

2. Definitions. Unless otherwise defined herein, all capitalized terms herein shall have the meaning set forth in the Original Lease.

3 .     Modification of Original Lease. The Original Lease is hereby amended as follows:

a. 2. 1. 1. Original Term. The lease term is hereby amended whereas the entire Premises (the Original Premises and Additional Premises) shall run in full force and effect through February 14, 2008. February 14, 2008 is the termination date.

{b. The rentable square feet of floor area of the Premises is increased by an additional 3,190 rentable square feet ("Additional Space" ) of floor area on the second floor of the Building, and any reference in the Original Lease to 5,079 rentable square feet of floor area is hereby deleted and replaced with 8,269 rentable square feet of floor area. Anyreference in the Original Lease to Tenant's Operating Cost Percentage or to 11.7% shall hereafter mean 19.1%

d. Occupancy of Additional Space: Tenant may occupy the Additional Space the sooner of {i) 45 days after completion of construction documents or {ii) at such time space is complete.


                                       I

e. Section 4. 1.1 of the Original Lease is deleted in its entirety and replaced with the following:

4.1.1 Base Rent. Annual base rent (hereinafter referred to as "the Base Rent") shall be payable by Tenant to Landlord as follows:

Monthly Payment                  Annual Payment

{2/l/98 - 2/28/98                $4,375.00
{3/l/98 - 3/31/98                $4,375.00
{4/l/98 - 4/30/98                $4,375.00
{5/l/98 - 5/31/98                $4,375.00
{6/l/98 - 6/30/98                $4,375.00
{7/l/98 - 7/31/98                $4,375.00
{8/l/98 - 8/31/98                $8,362.50
{9/l/98 - 9/30/98                $9,444.61
{10/l/98 - 10/31/98              $10,526.71
Year 2 of the Lease
(November 1, 1998 -
October 31, 1999):              $10,646.34                     $127,756.05

Years 3 through 10 shall each commence on November 1 of the respective year and the annual rental payment (paid on a monthly basis) shall increase 3% annually beginning in year 3.

The above stated monthly rental payment shall be paid in accordance with Section
4.2 of the Original Lease.

f. Section 6 of the Original Lease is deleted in its entirety and replaced with the following:

Section 6 Tenant's Proportionate Share

For calculation purposes of any increase in Operating Expenses and Real Estate Taxes, the Tenant's proportionate share of office space leased is 19.1% of the entire office area. Such determination is calculated based on Tenant's rentable square footage (8,269 square feet) divided by the total rentable square footage of office space on floors 2-6 which is 43,320 square feet.

9. Tenant Improvements: Landlord will buildout the Expansion Premises with similar materials and workmanship as that of the Original Premises. Landlord's scope of work is maintaining the configuration of all existing offices already existing in the Additional Premises, installing new ceiling tile and lighting, installing new flooring and paint the entire Additional Premises. Additionally, if requested by Tenant, Landlord will demolish or modify the existing wall which is adjacent to Tenant's Original Premises to allow for contiguous space.


                                       I

4. General. Any references in the Original Lease to the "Lease" or the "Agreement" shall be deemed to include the Original Lease as modified hereby. Except as modified hereby, all terms and conditions of the Lease shall continue in full force and effect.

IN WITNESS WHEREOF, each party hereto as executed and ensealed this First Amendment to Agreement of Lease or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first written above.

WITNESS or ATTEST:

By:
/s/ Anthony Kopsidas
Tenant
-Site Sourcing, Inc

By:                             SEAL
Landlord
22 Light Street, LLC
/s/ Ira J. Miller
Managing Member

As condition to entering into this Lease Amendment, On-Site Sourcing, Inc. has agreed to guarantee the full and timely payment of all monies due to Landlord as stipulated in this Lease.